Exhibit 10.8

EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (“Agreement”) is dated March 30, 2005 (“Effective Date”), between Riverbend Telecom, Inc., a Nevada corporation (“Company”), and Walter Reid Green, Jr. (“Employee”).

            WHEREAS, the Company has entered into a certain Contribution Agreement dated July 14, 2004 (the “Contribution Agreement”), among the Company, Riverbend Holdings, Inc., a Colorado corporation, and all of the members of United Check Services, L.L.C., a Louisiana limited liability company (“United”).

            WHEREAS, in accordance with the Contribution Agreement, the Company and the Employee desire to enter into this Agreement immediately before the closing of the transactions contemplated by the Contribution Agreement (the “Contribution Transaction”).

            NOW, THEREFORE, in consideration of the conditions and covenants contained herein, the parties agree as follows:

            1.         Employment.  Subject to the closing of the Contribution Transaction, the Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, under the terms and conditions set forth below.

            2.         Position and Duties.  The Company shall employ Employee as Chief Financial Officer.  The Employee shall report and be responsible to the Board of Directors (“Board”) of the Company, and to the Chief Executive Officer of the Company.   The Employee shall perform such duties, and have such powers, authority, functions, duties and responsibilities for the Company, as are commensurate and consistent with his employment in the position of treasurer and chief financial officer of a corporation and as are directed by the Board or Chief Executive Officer of the Company.  The Employee also shall have such additional powers, authority, functions, duties and responsibilities as may be assigned to him by the Board or the Chief Executive Officer.

            3.         Extent of Service.  Employee shall devote his entire working time to the business and affairs of the Company, shall exert his best efforts to promote the best interest of the Company, and will serve the Company loyally and faithfully.  Activity as a passive investor in, or outside director for, another business enterprise shall not be considered a violation of this Section as long as such business enterprise is not competing or conducting business with the Company and as long as such activities do not adversely affect the performance of Employee’s duties for the Company.

            4.         Salary.  For so long as the Employee performs his obligations under this Agreement, the Company will pay to the Employee for services rendered by him to the Company an annual base salary (“Salary”) payable in equal installments in accordance with the customary payroll practices of the Company at an annual rate of $75,000.

            5.         Employee Benefits. Employee will be entitled to participate in any health insurance, life insurance, accident insurance, sick pay, vacation, 401(k) Plan, or other plan or benefits afforded by the Company to its employees generally, or its executive employees specifically, under the same terms and conditions as are offered to such employees.  Nothing in this Agreement is intended or shall be construed to require the Company to institute any such plan or benefits.

            6.         Stock Options.  The Employee will be entitled to, and Company shall issue to Employee uponthe consummation of the contribution of all membership interests in United Check Services, LLC to Company, an option to purchase 312,000 shares of common stock in the Company, at an exercise price of $0.03 per share, such options to be issued as non-qualified options, and not intended to be issued pursuant to or in accordance with the terms of the Company’s 2001 Stock Option Plan, or any similar plan.

            7.         Non-Disclosure of Proprietary Information.  “Proprietary Information” shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature that has been disclosed to, or discovered or originated by, the Employee or otherwise obtained by him as a consequence of or through his relationship with the Company (whether before or after the date of this Agreement), and any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing and information relating to testing, research, development, manufacturing, marketing and selling, unless such information is in the public domain other than through disclosure by the Employee.   The Employee agrees that the Company has exclusive property rights to all Proprietary Information and the Employee hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company.  Except as required in the performance of his duties to the Company, the Employee will not, at any time during or after the term of his relationship with the Company, directly or indirectly, use, communicate, disclose or otherwise disseminate any Proprietary Information.

            8.         Term of Agreement.  Subject to the provisions for termination set forth below, the term of this Agreement will commence on the Effective Date and will terminate one (1) year later (“Expiration Date”).  The Employee’s employment will terminate prior to the expiration of the term in the event of termination as provided below in Section 9.  After the Expiration Date, unless the parties enter into a new written agreement or a written renewal of this Agreement providing to the contrary, the Employee shall be considered an employee at will, and either party will be able to terminate the employment relationship at any time, for any legal reason or no reason, with or without notice.

            9.         Termination.

            (a)        The Employee’s employment may be terminated if:

                        (i)         Employee dies;

                        (ii)        Employee should be prevented because of physical or mental disability from performing the essential functions and duties of his position;

                        (iii)       The Company elects to terminate Employee’s employment for any reason other than as specified in clauses (i) and (ii) above and other than for Cause as defined below.  Should the Company terminate employment under this subsection (iii), the Company agrees to pay Employee as severance an amount equal to the Employee’s Salary for an additional two months after the Termination Date as defined below in this subsection (“Severance Benefit”).  Should the Company elect to terminate Employee’s employment under this subsection, the Company will give the Employee written notice of termination thirty (30) days before the anticipated date of termination (“Termination Date”), and the termination will be effective on the Termination Date unless the Company and the Employee agree in writing to an earlier date.  The Severance Benefit will be payable at the same times and in the same periodic amounts that Salary would have been payable if Employee were still employed by the Company; or

                        (iv)       The Employee elects to terminate his employment for any reason by giving written notice to the Company of termination thirty (30) days before the anticipated date of termination (“Termination Date”).  The termination will be effective on the Termination Date unless the Company and the Employee agree in writing to an earlier date.

            (b)        Termination for Cause.  The Company may terminate the Employee’s employment for Cause, as defined in this subsection.  For purposes of this document, the term “Cause” shall mean (i) any willful misconduct by the Employee that materially injures the Company; (ii) refusal to comply with the Company’s rules or policies or to comply with a reasonable directive from the Board or authorized officer of the Company; (iii) any material breach of this Agreement by the Employee that is not cured by the Employee within thirty (30) days after receiving written notice thereof from the Company; (iv) an act of dishonesty in the Employee’s relations with the Company or any of its directors, employees, or customers that materially injures the Company; (v) any act of larceny, embezzlement, conversion or similar act involving the misappropriation of Company funds in the course of the Employee’s employment; (vi) a conviction of, or plea of not guilty or no contest to, any felony; or (vii) a failure to meet or maintain reasonable performance standards set by the Company, provided that the Employee has been notified of such performance standards and been given a reasonable opportunity to meet them.   If the Company elects to terminate employment for Cause, the Company will give written notice to the Employee specifying the reasons, and the termination will be effective immediately upon the Employee’s receipt of the written notice.

            (c)        Effect of Termination.  Upon the occurrence of termination under this Section 9, Employee’s employment will cease and, except as specifically provided for above in Section 9(a)(iii), Employee will have no right to any compensation except that earned through the date of termination.

            10.       Deductions.  The Employee authorizes the Company to make such deductions and withholding from his compensation as are required by law or as the Company deducts or withholds for its employees generally, which deductions will include, without limitation, deductions for federal and state income taxes and social security.

            11.       Rights and Benefits Personal.  The rights and benefits of the Employee under this Agreement are personal to him and no such rights or benefits will be subject to voluntary or involuntary assignment or transfer.

            12.       Attorney Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney fees, costs and disbursements in addition to any other relief to which it may be entitled.

            13.       Severability.  Whenever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter will prevail, but in each such event the provisions of this Agreement thus affected will be curtailed and limited only to the extent necessary to bring them within the requirement of law.  If any part, section, paragraph or clause of this Agreement is held by a court of proper jurisdiction to be indefinite, invalid or otherwise unenforceable, the entire Agreement will not fail on account thereof, but the balance of this Agreement will continue in full force and effect unless such construction would be clearly contrary to the intention of the parties or would be unconscionable.

            14.       Entire Agreement; Modification; Waiver.  This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.  No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both parties.  No waiver of any of the provisions of this Agreement will be deemed to or will constitute a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver.  No waiver will be binding unless executed in writing by the party making the waiver.

            15.       Notices.  All notices, requests, demands or other communications required or desired to be given hereunder will be in writing and will be personally delivered or sent by registered or certified mail, with return receipt requested, to the following addresses:

Notice to the Company:	UNITED CHECK SERVICES, L.L.C.
15164 Dedeaux Road, Suite A
Gulfport, MS 39503

Notice to Employee:	WALTER REID GREEN, JR.
20222 Garland Street
Covington, LA 70435

            All notices will be deemed given upon the date of delivery in the case of personal delivery or the date of deposit in the mails in the case of a mailing.  Either party may specify a different address for sending a notice to the other party.

            16.     Governing Law; Jurisdiction.  This Agreement will be construed in accordance with the laws of the State of Mississippi without regard to its principles of conflicts of law.  The Employee consents to the exclusive jurisdiction and venue of the Mississippi state courts or the U.S. District Courts for the District of Mississippi in any judicial proceedings relating to this Agreement.

            17.     Assignment; Permitted Successors.  This Agreement and any of the rights, interests or obligations hereunder may be assigned by the Company by operation of law (including, by merger, consolidation, reorganization or liquidation) or otherwise, but may not be assigned by Employee.  This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties, and their respective successors and permitted assigns.

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[Signature Page for Employment Agreement]

            IN WITNESS WHEREOF, this Employment Agreement has been executed as of the date set forth above by the parties below.

WALTER REID GREEN, JR. /s/ Walter Reid Green, Jr. Signature March 30, 2005 Date	RIVERBEND TELECOM, INC. By: /s/ Leon Nowalsky Signature: Leon Nowalsky, President March 30, 2005 Date

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